Exhibit 99.1

Biota Holdings Limited.

Condensed Financial Statements

Biota Holdings Limited.

Consolidated Balance Sheets

		As of June 30,
		2012	2011
	Note	US$’000	US$’000
ASSETS
Current assets:
Cash and cash equivalents		53,790	74,177
Accounts receivable		5,966	2,694
Prepayments		636	399
Deferred tax assets		—	118
Other current assets		738	1,208

Total current assets		61,130	78,596
Non-current assets:
Property, plant and equipment	7	13,982	13,724
Less accumulated depreciation	7	(9,038)	(7,942)

Property, plant and equipment — net		4,944	5,782

Intangible assets	8	15,602	16,197
Less accumulated amortisation	8	(13,798)	(13,049)

Intangible assets — net		1,804	3,148

Deferred tax assets		1,419	1,007

Total non-current assets		8,167	9,937

Total assets		69,297	88,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable		2,851	2,582
Accrued expenses		3,556	1,751
Customer advances		398	153
Deferred tax liabilities		130	—
Other current liabilities – provisions		2,577	2,280

Total current liabilities		9,512	6,766
Non-current liabilities:
Employee entitlements provision		504	339

Total non-current liabilities		504	339

Total liabilities		10,016	7,105

Commitments and contingencies (note 3)		—	—

Stockholders’ equity:
Common stock, No par value. Authorized 182,350,316 shares; Issued 2012: 182,350,316 (2011: 181,417,556)		100,394	99,805
Common stock Treasury		(1,397)	(968)
Additional paid-in capital		668	740
Foreign currency translation reserve		29,516	32,556
Accumulated deficit		(50,705)	(25,323)
Current year loss		(19,195)	(25,382)

Total stockholders’ equity		59,281	81,428

Total liabilities and stockholders’ equity		69,297	88,533

See accompanying notes to the financial statements

Biota Holdings Limited.

Consolidated Statements of Operations

	Years Ended June 30,
	2012	2011	2010
	US$’000	US$’000	US$’000
Revenue
Revenue from products	8,834	9,458	56,178
Revenue from services	11,524	3,045	4,613
Other income	75	14	4

Total revenue	20,433	12,517	60,795
Operating costs & expenses
Cost of services	9,873	2,498	4,116
Research and development	16,450	20,303	28,764
Product development	7,585	13,190	6,646
Business development	2,245	2,033	4,488
General and administrative	7,191	5,004	3,774

Total operating costs & expenses	43,344	43,028	47,788

(Loss)/Profit from operations	(22,911)	(30,511)	13,007
Other income/(expense)
Interest income	3,166	4,365	2,216

Total other income	3,166	4,365	2,216

Net (loss)/profit before tax	(19,745)	(26,146)	15,223
Income tax benefit/(expense)	550	764	(3,304)

Net (loss)/profit	(19,195)	(25,382)	11,919

Basic net (loss)/profit per share	(0.106)	(0.140)	0.067
Average weighted number of shares — basic	181,775,444	180,610,151	177,506,986
Diluted net (loss)/profit per share	(0.106)	(0.140)	0.067
Average weighted number of shares — diluted	181,775,444	180,610,151	178,630,811

See accompanying notes to the financial statements.

Biota Holdings Limited.

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

	Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Treasury Shares	Foreign currency translation reserve	Total Stockholders’ Equity
	Shares	Amount
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Balances at July 1, 2010	179,209,987	97,837	1,374	(25,323)	(194)	13,755	87,449
Comprehensive income
Exchange differences on translation of foreign operations						18,801	18,801
Net loss				(25,382)			(25,382)

Total Comprehensive income				(25,382)		18,801	(6,581)

Exercise of stock options to employees	1,394,548	1,229	(1,229)				—
Share issued to Welcome Trust	813,021	739					739
Purchase of Treasury shares					(774)		(774)
Stock option expense			595				595

Balances at June 30, 2011	181,417,556	99,805	740	(50,705)	(968)	32,556	81,428
Comprehensive income
Exchange differences on translation of foreign operations						(3,040)	(3,040)
Net loss				(19,195)			(19,195)

Total Comprehensive income				(19,195)		(3,040)	(22,235)

Exercise of stock options to employees	932,760	589	(589)				—
Purchase of Treasury shares					(429)		(429)
Stock option expense			517				517

Balances at June 30, 2012	182,350,316	100,394	668	(69,900)	(1,397)	29,516	59,281

See accompanying notes to the financial statements.

Biota Holdings Limited.

Consolidated Statements of Cash Flows

	Years Ended June 30,
	2012	2011	2010
	US$’000	US$’000	US$’000
Cash flows from operating activities provided by/(used in):
Net (loss)/profit	(19,195)	(25,382)	11,919
Adjustments to reconcile net profit/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	3,083	2,988	4,866
Share based payments expense	517	595	484
Loss on fixed assets disposal	8	127	6
Acquisition of R&D by shares	—	—	10,602
Change in assets and liabilities:
Accounts receivables	(3,438)	(1,619)	5,887
Prepaid expenses and other current assets	170	(347)	(602)
Deferred tax assets	(214)	394	63
Deferred revenue	256	(2,439)	(2,338)
Employee entitlements	580	901	(63)
Accounts payable and accrued expenses	2,310	(8,911)	6,586

Net cash (used in)/provided by operating activities	(15,923)	(33,693)	37,410

Cash flows from investing activities:
Proceeds from sale of plant and equipment	2	12	—
Purchases of property, plant and equipment	(1,230)	(684)	(2,978)

Net cash used in investing activities	(1,228)	(672)	(2,978)

Cash flows from financing activities:
Payment for Treasury shares	(429)	(774)	—
Proceeds from issues of shares	—	739	405
Capital return to shareholders	—	—	(17,639)

Net cash used in financing activities	(429)	(35)	(17,235)

Net (decrease)/increase in cash and cash equivalents	(17,580)	(34,400)	17,197
Cash and cash equivalents at beginning of period	74,177	89,798	69,753
Effects of exchange rate movements on cash and cash equivalents	(2,807)	18,779	2,848

Cash and cash equivalents at end of period	53,790	74,177	89,798

See accompanying notes to the financial statements.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(1)	Basis of Presentation

These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All amounts are expressed in United States dollars (“USD” or “US$”) unless otherwise stated, rounded to nearest thousand.

The Company’s consolidated financial statements comprises Biota Holdings Limited and its subsidiaries and have been prepared assuming the Company will continue as a going concern. We rely largely on our existing cash and cash equivalents and operating cash flow to provide for the working capital needs of our operations. We believe we have sufficient cash and cash equivalents to fund our operations for at least the next twelve months. However, in the event, our financing needs for the foreseeable future are not able to be met by our existing cash and cash equivalents and operating cash flow, we would seek to raise funds through public or private equity offerings, debt financings, and through other means to meet the financing requirements. There is no assurance that funding would be available at acceptable terms, if at all.

(2)	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, intangible assets, deferred income taxes, and obligations related to employee benefits. Actual results could differ from those estimates.

Cash & Cash Equivalents

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. For cash and cash equivalents, the carrying amount approximates fair value due to the short maturity of those instruments.

Short-Term Investments

Short-term investments constitute all highly liquid investments with term to maturity from three months to twelve months. The carrying amount of short-term investments is equivalent to its fair value.

Concentration of Credit Risk and Other Risks and Uncertainties

Cash and cash equivalents and accounts receivables consists of financial instruments that potentially subject the Company to concentration of credit risk to the extent of the amount recorded on the balance sheet. The Company’s cash and cash equivalents are invested primarily with Australia’s largest banks. The Company is exposed to credit risk in the event of default by the banks holding the cash or cash equivalents to the extent of the amount recorded on the balance sheets. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company’s receivables are primarily from GlaxoSmithKline (GSK), Daiichi Sankyo and the U.S. Office of Biomedical Advanced Research and Development Authority (BARDA). The Company has not identified any collectability issues with respect to receivables.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Derivative Instruments and Hedging Activities

Derivative financial instruments

The Company may use derivative financial instruments to hedge its exposure to foreign exchange arising from operating, investing and financing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments.

Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the Statement of Operations. However, where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the item being hedged.

Cash flow hedges

Exposure to foreign exchange risks arises in the normal course of the Company’s business and it is the Company’s policy to hedge anticipated sales and purchases in foreign currencies. The amount of forward cover taken is in accordance with approved policy and internal forecasts.

Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognized asset or liability, or a highly probable forecast transaction, the effective part of any unrealised gain or loss on the derivative financial instrument is recognized directly in equity. When the forecast transaction subsequently results in the recognition of a non-financial asset or non-financial liability, the associated cumulative gain or loss is removed from equity and included in the initial cost or other carrying amount of the non-financial asset or liability.

For cash flow hedges, other than those covered by the preceding statement, the associated cumulative gain or loss is removed from equity and recognized in the consolidated statements of operations in the same period or periods during which the hedged forecast transaction affects the consolidated statements of operations and on the same line item as that hedged forecast transaction. The ineffective part of any gain or loss is recognized immediately in the consolidated statements of operations.

When a hedging instrument expires or is sold, terminated or exercised, or the Company revokes designation of the hedge relationship but the hedged forecast transaction is still probable to occur, the cumulative gain or loss at that point remains in equity and is recognized in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to take place, then the cumulative unrealized gain or loss recognized in equity is recognized immediately in the consolidated statements of operations.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Receivables

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is determined based on a review of individual accounts for collectability, generally focusing on those accounts that are past due. The current year expense to adjust the allowance for doubtful accounts, if any, is recorded within the underlying departmental expenses in the consolidated statements of operations. An allowance for uncollectible trade receivables is estimated based on a combination of write-off history, aging analysis and any specific, known troubled accounts. When a receivable is finally established as uncollectible, it is written off against the allowance account for accounts receivable.

	Years Ended June 30,
	2012	2011
	US$’000	US$’000
Accounts receivable	5,966	2,694
Allowance for doubtful debts	—	—

	5,966	2,694

Property, Plant, and Equipment

Property, plant, and equipment are recorded at acquisition cost, less accumulated depreciation and impairment.

Depreciation on plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life of machinery and equipment is 3 to 10 years. Leasehold improvements are amortized on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Maintenance and repairs are charged to operations as incurred and include normal services and does not include items of a capital nature.

Intangible Assets

Intangible assets comprise two elements:

(i)	Royalty prepayment

Royalty prepayments represent expenditure to CSIRO and the former Victorian College of Pharmacy where the parties agreed to exchange variable royalty payments in relation to intellectual property, for a fixed payment. These assets have a finite useful life, usually being the period to the patent or contract expiry and are carried at the present value of costs at acquisition date less accumulated amortisation. Amortisation is based on the anticipated usage of the asset, determined with reference to expected sales of the related product over the contract or product life.

(ii)	Computer software

Costs incurred in acquiring software and licenses that will contribute to future period financial benefits are capitalised to computer software. Amortisation is calculated on a straight-line basis over periods ranging from one (1) to three (3) years.

Research and Product Development

The Statement of Operations separates Research costs and Product development costs. Research costs are Intellectual Property management, Drug Discovery (chemistry, virology, microbiology, ADME and biochemistry), Drug Target Discovery (molecular biology and modelling and structual biology), specialised information systems and facility costs. Product development costs are clinical and non-clinical development, regulatory affairs, medical affairs, quality assurance, grants management and facility costs. Research and Product development costs are expensed as incurred.

Research and Product development expenses include direct labour costs as well as the costs of contractors and other direct expenses. It does not include an allocation of the costs of facilities or overhead allocation.

During this and previous fiscal years, Biota has received reimbursement for Research and Product development activities from collaboration partners as well as from government grants. Where such expenditure is directly related to these income streams it has been classified as Cost of services within the Statement of Operations.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Research and Product development expenses for years ended June 30, 2010, 2011 and 2012 are as follows:

	Years Ended June 30,
	2012	2011	2010
	US$’000	US$’000	US$’000
Research and development expenses	16,450	20,303	28,765
Product development expenses	7,585	13,190	6,646

Total	24,035	33,493	35,411

Income Taxes

The Company applies ASC 740 — Income Taxes which establishes financial accounting and reporting standards for the effects of income taxes that result from a company’s activities during the current and preceding years. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Where it is more likely than not that some portion or all of the deferred tax assets will not be realized the deferred tax assets are reduced by a valuation allowance. The valuation allowance is sufficient to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Impairment of Long-lived Assets

The Company reviews its capital assets, including patents and licenses, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. In performing the review, the Company estimates undiscounted cash flows from products that are covered by these patents and licenses. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount of the asset. If the evaluation indicates that the carrying value of an asset is not recoverable from its undiscounted cash flows, an impairment loss is measured by comparing the carrying value of the asset to its fair value.

Australian Goods and Services Tax (GST)

Revenues, expenses and assets are recognized net of the amount of associated GST, where the GST incurred is not recoverable from the taxation authority, it is recognized as part of the cost of acquisition of the asset or as part of the expense. Receivables and payables are stated exclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the taxation authority is included with other receivables or payables in the balance sheet.

Revenue Recognition

Our revenue generating arrangements may include multiple elements and deliverables, including licenses, options, research and development activities, participation on joint steering committees and royalties or profit share arrangements, among other elements. We also receive funding for research and development activities from governmental and non-governmental agencies in the form of contracts or grants.

For arrangements entered into prior to July 1, 2010, when we determine that an element has stand-alone value to our customer, we allocate a portion of the total contract price to that element based on its objectively determined and relative fair value, and recognize revenue for that element according to its characteristics. When we cannot reliably and objectively determine fair value of any delivered element, we combine that element with undelivered elements as a single unit of accounting.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

For arrangements entered into or materially modified after June 30, 2010, when we determine that an element has stand-alone value to our customer, we allocate a portion of the total contract price to that element based on its relative selling price, determined pursuant to a selling price hierarchy, and recognize revenue for that element according to its characteristics.

Revenue from products consists of royalty payments. Revenue from services includes license fees, milestone payments, and payments for contractual services.

Revenue from royalties is recognised upon sales of the underlying product by the relevant third party. The Company receives written confirmation of these royalties quarterly. The Company receives royalties in relation to two products.

Biota’s first royalty-producing product, zanamivir, was developed and commercialized as the first-in-class neuraminidase inhibitor (NI) to treat influenza pursuant to a research and license agreement entered into with GSK in 1990. Under the terms of the agreement, Biota licensed zanamivir on an exclusive, worldwide basis to GSK, which markets the product as Relenza. Under the agreement, Biota receives royalty payments of 7% of GSK’s annual net sales of Relenza in major countries and 10% of GSK’s annual net sales of Relenza in Australia, New Zealand, South Africa and Indonesia.

Biota’s second royalty-producing product is Inavir®, a second-generation NI, which was developed in collaboration with Daiichi Sankyo, pursuant to a collaboration and license agreement which provides for the cross-licensing of NI patents and other information relating to long acting NI (“LANI”) drugs, including laninamivir. Under the collaboration and license agreement, Biota and Daiichi Sankyo agreed to share equally any royalties, license fees, or milestone or other payments received from any third party licences outside of Japan.

In September 2010, Inavir® was approved by the Japanese Ministry of Health and Welfare for the treatment of influenza in adults and children, which enabled Daiichi Sankyo to initially market the product for the 2010/2011 influenza season. Daiichi Sankyo is currently seeking the right to market and manufacture Inavir® for prevention purposes following the completion of a Phase III prevention study in Japan. Under the agreement with Daiichi Sankyo, Biota currently receives a 4% royalty on Daiichi Sankyo’s net sales of Inavir®.

License fees received are initially recorded as deferred revenue, and are subsequently recognized as revenue ratably over the period of our contractual commitment to participation in a project. Our efforts under the arrangements with AstraZeneca in relation to the RSV project and with Boehringer Ingelheim related to a HCV project were completed in fiscal 2010; accordingly, we have fully recognized the up-front payment related to these agreements. No further licence fees have been received by the Company.

Revenue for research and development services typically consist of payments when specific milestones are met and payments for contractual services during the term of the arrangement.

For milestones that are deemed substantive, we recognize the contingent revenue when: (i) the milestones have been achieved; (ii) no further performance obligations with respect to the milestones exist; and (iii) collection is reasonably assured. A milestone is considered substantive if all of the following conditions are met: (i) the milestone is non-refundable; (ii) achievement of the milestone was not reasonably assured at the inception of the arrangement; (iii) substantive effort is involved to achieve the milestone; and (iv) the amount of the milestone appears reasonable in relation to the effort expended with the other milestones in the arrangement and the related risk associated with achievement of the milestone. If a milestone is deemed not to be substantive, the Company would recognize the portion of the milestone payment as revenue that correlates to work already performed; the remaining portion of the milestone payment will be deferred and recognized as revenue as the Company completes its performance obligations.

Payments for contractual services are recognized as revenue when earned, typically when the services are rendered. We analyze cost reimbursable grants and contracts to determine whether we should report such reimbursements as revenue or as an offset to research and development expenses incurred.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Collaborative arrangements

For costs incurred and revenues generated from third parties where we are deemed to be the principal participant, we recognize revenues and costs using the gross basis of accounting; otherwise we use the net basis of accounting.

On March 31, 2011, the Company’s wholly owned subsidiary, Biota Scientific Management Pty Ltd. (“BSM”), was awarded a contract by BARDA. BARDA is part of the U.S. Office of the Assistant Secretary for Preparedness and Response (“ASPR”) within the U.S. Department of Health and Human Services (“HHS”). The BARDA contract is for the late stage development of laninamivir on a cost-plus-fixed-fee basis, not to exceed $231,252,675 (of which $15,128,679 represents BSM’s fixed-fee and $216,123,996 represents the estimated costs reimbursable by BARDA). Pursuant to the BARDA contract, reimbursable costs include those costs incurred by BSM for manufacturing, a pilot clinical evaluation, scale-up development, and manufacturing facility design (but not facility construction) leading towards licensure of laninamivir by the FDA. The BARDA contract is designed to fund and provide BSM with technical and clinical data and U.S. based manufacturing to support a U.S. new drug application (“NDA”) to the FDA for laninamivir. The performance period of the BARDA contract commenced on March 31, 2011, and continues for 60 months. As of June 30, 2012, Biota Scientific Management has been paid $6,941,786 by BARDA in the year to June 30, 2012.

We are an active participant with exposure to significant risks and rewards of commercialization relating to the development of laninamivir and therefore recognise revenues and costs on a gross basis.

Foreign Currency

Functional and reporting currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The functional currency of the Company is AUD or A$ for all years presented.

The consolidated financial statements are presented using a reporting currency of US dollars.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statements of operations.

The Company has recorded foreign currency transaction (gain)/loss of ($78,996), $27,043 and $33,763 in each of the years ended June 30, 2012, 2011 and 2010, respectively.

The results and financial position of all the Group entities that have a functional currency different from the reporting currency are translated into the reporting currency as follows:

•	assets and liabilities for each balance sheet item reported are translated at the closing rate at the date of that balance sheet;

•

income and expenses for each statement of operations are translated at average exchange rates (unless this is not a reasonable approximation of the effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

•	all resulting exchange differences are recognized as a separate component of accumulated other comprehensive income.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities are taken to the Foreign Currency Translation Reserve, net of related taxes.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Commitments and Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. These were nil as at June 30, 2012 (2011:nil, 2010:nil).

Patent and License Costs

Legal fees incurred for patent application costs have been charged to expense and reported in research and development expense. Legal fees incurred for patents relating to commercialized products are capitalized and amortized over the life of the patents.

Clinical Trial Expenses

Clinical trial costs are a component of research and development expenses. These expenses include fees paid to participating hospitals and other service providers, which conduct certain testing activities on behalf of the Company. Depending on the timing of payments to the service providers and the level of service provided, the Company records prepaid or accrued expenses relating to these costs.

These prepaid or accrued expenses are based on estimates of the work performed under service agreements.

Leased Assets

The company accounts for our lease agreements pursuant to ASC840 Leases, which categorizes leases at their inception as either operating or capital leases depending on certain defined criteria. All of the Company’s leases for the years ended June 30, 2012, 2011 and 2010 are considered operating leases. The costs of operating leases are charged to the statement of operations on a straight-line basis over the lease term. Additionally, incentives we receive are treated as a reduction of our costs over the term of the agreement. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised.

Stock-based Compensation

We measure stock-based compensation at grant date, based on the estimated fair value of the award, and recognize the cost as an expense on a straight-line basis over the vesting period of the award. We estimate the fair value of stock options issued as part of the Company’s long-term incentive plan using the Monte Carlo model. We also grant our employees Zero Exercise-Price Options (“ZEPOs”). ZEPOs are stock options granted to employees that entitle the holder to shares of common stock when the award vests at no cost. The value of ZEPOs are determined and fixed on the grant date based on the Company’s stock price. See note 5 for further details.

We record deferred tax assets for awards that will result in deductions on our income tax returns, based on the amount of compensation cost recognized and our statutory tax rate in the jurisdiction in which we will receive a deduction. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported in our income tax return are recorded in expense or in capital in excess of par value if the tax deduction exceeds the deferred tax assets or to the extent that previously recognized credits to paid-in-capital are still available if the tax deduction is less than the deferred tax asset.

Employee Benefit Costs

The Company contributes to standard defined contribution superannuation funds on behalf of all employees at a contribution rate corresponding to nine percent of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee are not able to access until they are retired. The Company permits employees to choose an approved and registered superannuation fund into which the contributions are paid. Contributions are charged to the statement of operations as they become payable.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Net Profit/(Loss) per Share and Anti-dilutive Securities

Basic and diluted net profit/(loss) per share is presented in conformity with ASC 260 – Earnings per Share. Basic and diluted net profit/(loss) per share has been computed using the weighted-average number of common shares outstanding during the period. Other than in a profit making year, the potentially dilutive options issued under the Biota Employee Option Plan were not considered in the computation of diluted net profit/(loss) per share because they would be anti-dilutive given the Company’s loss making position.

Total Comprehensive Income

The Company follows ASC 220 – Comprehensive Income. Comprehensive income is defined as the total change in shareholders’ equity during the period other than from transactions with shareholders, and for the Company, includes net income and cumulative foreign currency translation adjustments.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11 which amended the disclosure requirements regarding offsetting assets and liabilities of derivatives, sale and repurchase agreements, reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. The enhanced disclosures will require entities to provide both net and gross information for these assets and liabilities. The amendment is effective for fiscal years beginning on or after January 1, 2013. The Company does not anticipate that this amendment will have a material impact on its financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. This guidance will result in a change in the way we present Other Comprehensive Income and its components, but will not have an impact on our financial position, results of operations or cash flows.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS). This ASU is intended to result in convergence between U.S. GAAP and IFRS requirements for measurement of and disclosures about fair value. The guidance amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. We do not believe the adoption of the new guidance will have a significant impact on the company’s consolidated financial statements.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(3)	Commitments and Contingent Liabilities

Operating Leases

The Company has two principal leases in respect to premises.

The lease at 585 Blackburn Road, Notting Hill, Victoria houses the main Biota laboratories. The lease commenced in September 2004 and was last amended in December 2007. The lease term expires on September 1, 2014 and the Company has the option at that time to extend this lease for a further term of 5 years at an agreed market rate.

The lease at 597 Blackburn Road, Notting Hill, Victoria commenced on November 2007 and expires on July 30, 2013. Under the term of the lease, a security deposit of A$125,000 has been paid and has been recorded under “Other Assets” in the Consolidated Balance sheets. In accordance with the terms of the lease, the lessee has to restore the building to its original condition and the lessor can deduct costs from the security cost.

Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 2012 are:

US$’000
2013	740
2014	321
2015	49
2016 and thereafter	—

Total minimum lease payments	1,110

Rent expense was $805,676, $817,868 and $649,627 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

Government Research Grants

In 2006, Biota was awarded a grant of US$8.5 million by the National Institute of Allergy and Infectious Diseases, an institute of National Institutes of Health (NIH). The award was to develop a class of long-acting neuraminidase inhibitors (LANI), called FLUNET. This grant was completed in 2011.

In 2011, Biota was awarded a grant of US$2.9 million by the National Institute of Allergy and Infectious Diseases, an institute of National Institutes of Health (NIH). This grant is to fund the Preclinical development of a lead candidate for the treatment of Clostridium Difficile (C diff).

All payments under NIH grants are subject to satisfactory progress and the availability of funding.

Grant funding is initially recognised as deferred income and released to revenue to match the costs that they are intended to compensate for. Revenue recognised in relation to these grants was $555,000, $2,439,000 and $3,417,000 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

Guarantees

There are cross guarantees given by Biota Holdings Limited and Biota Scientific Management Pty Ltd as described in note 15. No deficiencies of assets exist in any of these companies. No liability was recognized by the parent entity or the consolidated entity in relation to this guarantee, as the fair value of the guarantees is immaterial.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(4)	Income Taxes

The Company is subject to income tax in Australia and the United Kingdom and is required to pay taxes on its Australian and United Kingdom profits. As provided under the Australian income tax laws, the Company and its wholly owned resident subsidiary have formed a tax-consolidated group. A reconciliation of the (benefit)/provision for income taxes with the amount computed by applying the Australian and United Kingdom statutory company tax rate of 30% to the profit/(loss) before income taxes is as follows:

	Years ended June 30,
	2012		2011		2010
	US$’000%		US$’000%		US$’000%
(Loss)/Profit before income taxes	(19,745)		(26,146)		15,223
Computed by applying income tax rate of home jurisdiction	5,991	30	8,652	30	(4,567)	30
Research & development incentive	(2,935)	30	1,281	30	1,653	30
UK Research & development incentive	337	20	1,157	20	—
Disallowed expenses/(income):
Share based payment	(241)	30	(116)	30	(211)	30
Non-taxable amortisation	239	30	(404)	30	(1,064)	30
Other	(77)	30	(27)	30	(52)	30
Change in valuation allowance	(2,764)	30	(9,780)	30	937	30

Income tax benefit/(expense)	550		763		(3,304)

Significant components of the Company’s deferred tax assets are shown below:

	As of June 30,
	2012	2011	2010
	US$’000	US$’000	US$’000
Deferred tax assets:
Operating loss carry forwards	21,121	23,517	10,398
Unrealised foreign exchange losses	(19)	1	20
Employee entitlements	902	763	374
Intangibles	904	997	425
Accruals	855	205	226
Deferred revenue	120	45	670
Blackhole expenses	281	—	—
Property, plant and equipment	83	(91)	(100)
Prepayments	(7)	(4)	(1)
Accrued income	(1,830)	(791)	(363)

Total deferred tax assets	22,410	24,642	11,649
Valuation allowance for deferred tax assets	(21,121)	(23,517)	(10,398)

Net deferred tax asset	1,289	1,125	1,251

Significant components of deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes. A valuation allowance has been established, as realization of such assets is not more likely than not.

At June 30, 2012 the Company has accumulated Australian tax losses of A$51,719,332 (A$40,413,296 at June 30, 2011) and accumulated UK tax losses of A$26,372,000 (A$22,196,000 at June 30, 2011) available for carry forward against future earnings, which under relevant tax laws do not expire but may not be available under certain circumstances. A full valuation allowance has been established against these tax losses due to the volatility of earnings and the potential unavailability of the losses in some circumstances, including changes in ownership. The assets not subject to a valuation allowance relate to temporary differences arising on Australian balance sheet amounts, which are currently expected to reverse in a year where sufficient Australian taxable profit will be available to utilise them.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(5)	Employee Incentive Schemes

a) Stock Option Plan

In 2004, the Company adopted the Biota Employee Option Plan (“Plan”). The Plan ceased and all available options vested due to the merger with Nabi Biopharmaceuticals described in note 16. Options could be granted pursuant to the Plan to any person considered by the board to be employed by the Group on a permanent basis (whether full time, part time or on a long term casual basis). Each option gives the holder the right to subscribe for one share of common stock. The total number of options that could be issued under the Plan is such maximum amount permitted by law and the Listing Rules of the Australian Securities Exchange (“ASX”). The exercise price and any exercise conditions are determined by the board at the time of grant of the options. Any exercise conditions must be satisfied before the options vest and become capable of exercise. The options lapse on such date determined by the board at the time of grant or earlier in accordance with the Plan. The Plan had three elements; namely (a) Equity Retention Incentive composed of Zero Exercise-Price Options; (b) Total Shareholder Return (TSR) composed of performance rights linked to relative and absolute total shareholder return; and (c) Deferred Bonus Plan which follows the TSR incentive but can be settled in cash as well as in equity.

Equity retention incentive

Managers, scientists and support staff may be offered Biota shares on the achievement of specific performance targets and after achieving continuity of employment of two (2) years. For consistency, the performance targets are the Key Performance Indicators used for the determination of the cash incentive, however, the retention incentive requires a defined target to be exceeded before any equity retention incentive can be awarded.

At 100%, the incentive is twice the value of the cash incentive, with the intermediate steps between 50% and 100% increasing logarithmically, from zero times the cash incentive at 50% to twice the cash incentive at 100%. Based on this calculation un-issued ordinary shares at an issue price equal to the Company’s share price on the allocation date, normally on 30 June, are allocated to the individual.

50% of the allocated shares vest after the first and second anniversary of the date of allocation. Entitlements not exercised within five (5) years lapse.

The equity retention incentive is reported in the income statement rateably over the vesting period at the share price on the allocation date.

The equity retention incentive is capped and cannot exceed twice the cash incentive for any member of staff.

TSR equity incentive

Senior executives, generally the key management personnel, are allocated rights to Biota shares which vest when pre-set TSR conditions are achieved. The key features of the plan are:

•	TSR targets are set by the Board at the commencement of each three (3) year period and consist of two (2) components:

1.	An absolute shareholder return based on share price growth and adjusted for capital or dividend payments. The absolute TSR targets set for shares allocated are provided in Table 1. They are based on the fifteen (15) day volume weighted average share price to 30 June 2011 of $0.998 (30 June 2010: $1.11; 30 June 2009: $1.27); and

2.	Share price growth relative to a peer group. The relative TSR performance uses companies in a leading Biotech Index, an index that measures listed Australian biotech companies’ share price growth each quarter, to assign a score to Biota’s ranking. At the end of the three (3) year period, the cumulative score is used to calculate relative performance.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

These shares are “at risk” and do not become the property of the individual unless the performance targets are met. The Board has determined that the final TSR measure will comprise 80% of the absolute component and 20% of the relative component, although this may be re-assessed with each new allocation. Under each TSR measure the incentive is only available when performance exceeds the Threshold. The maximum is available at Stretch and proportionally between. The value of the TSR equity incentive and number of shares allocated are capped based on a percentage of an executive’s TFR. In the case of senior executives other than the Chief Executive Officer, it is capped at 60%.

The number of shares are calculated at the fifteen (15) day volume weighted average price at the beginning of the three (3) year period and sufficient number are allocated assuming stretch performance is achieved. The shares may only start to vest after three (3) years on the achievement of stated performance targets. If performance targets are not met, retesting may occur for no more than a further two (2) years, but with targets increasing at the pre set annual growth rate.

Allocated shares that have not vested lapse at the end of five (5) years.

Deferred bonus plan

The Chief Executive Officer has been allocated rights to receive a cash bonus which vest when pre-set Total Shareholder Return (TSR) conditions are achieved under a deferred bonus plan but may also vest on death, permanent disability, takeover, Company initiated redundancy or at the Board’s discretion. The deferred bonus plan uses the same targets as described above in the TSR equity incentive program. Each right confers upon the Chief Executive Officer a right to a cash payment equal to the market price of Biota shares at the time that the right vests.

The absolute and relative share price targets applicable to the rights are as set out in Table 1 below. Table 1 is a summary of the performance measures applicable that will be used to determine whether any of those rights vest and, if so, the percentage that vest.

The Board has determined that the annual allocation to the Chief Executive Officer is capped at 100% of Total Fixed Remuneration (TFR) and that 80% of the rights to receive a bonus will be measured against the absolute TSR component and 20% of the rights to receive a bonus will be measured against the relative TSR component. Under each TSR measure the incentive is only available when performance exceeds the Threshold and the maximum is available at Stretch and proportionally between.

The number of rights allocated to the Chief Executive Officer is determined by dividing the Chief Executive Officer’s TFR in the relevant year by the fifteen (15) day volume weighted average share price at the beginning of the three (3) year period. Unless Stretch performance is achieved, not all of those rights will vest. The rights may start to vest after three (3) years on the achievement of performance targets. If performance targets are not met, retesting may occur for a further two (2) years but with targets increasing at the pre set annual growth rate.

All rights that have not vested lapse at the end of five (5) years. Due to the completion of the merger with Nabi Biopharmaceuticals, all deferred bonus plan rights have vested and settled using Treasury shares held.

The following tables aggregate all issuance under the Plan.

An option holder is not permitted to participate in a bonus issue or new issue of securities in respect of an option held prior to the issue of shares to the option holder pursuant to the exercise of an option. If Biota Holdings Limited changes the number of issued shares through or as a result of any consolidation, subdivision, or similar reconstruction of the issued capital of the Company, the total number of options and the exercise price of the options (as applicable) will likewise be adjusted. Options granted in 2010, 2011 and 2012 were 1,503,188, 1,322,747 and 2,334,825 respectively.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

In accordance with ASC 718, the fair value of the TSR equity incentive and the Deferred bonus plan option grants was estimated on the date of each grant using the Monte Carlo model. The fair value of the Equity retention incentive plan grants is determined as the share price at allocation date The assumptions for these grants were:

	Grant date (A$)	Exercise Price (A$)	Share Price @ Grant date (A$)	Volatility (%)	Expected Life (years)	Risk Free Interest Rate (%)	Fair Valuation of Options (A$)
(a) Equity retention incentive plan
	22/08/2008	Nil	0.77	n/a	0	n/a	0.77
	29/06/2010	Nil	1.195	n/a	0	n/a	1.195
	16/09/2011	Nil	0.955	n/a	0	n/a	0.955
(b) TSR equity incentive plan
	31/10/2007	Nil	1.40	40	2.0	6.69	0.97
	31/10/2007	Nil	1.40	40	2.7	6.69	0.91
	31/10/2007	Nil	1.40	40	3.6	6.69	0.85
	31/10/2007	Nil	1.40	40	1.7	6.69	0.71
	31/10/2007	Nil	1.40	40	2.3	6.69	0.67
	31/10/2007	Nil	1.40	40	3.0	6.69	0.64
	21/12/2007	Nil	1.18	40	2.5	6.67	0.66
	21/12/2007	Nil	1.18	40	2.9	6.67	0.64
	21/12/2007	Nil	1.18	40	3.7	6.67	0.60
	21/12/2007	Nil	1.18	40	1.5	6.67	0.51
	21/12/2007	Nil	1.18	40	2.1	6.67	0.49
	21/12/2007	Nil	1.18	40	2.8	6.67	0.48
	22/08/2008	Nil	0.84	40	3.7	5.57	0.45
	22/08/2008	Nil	0.84	40	2.8	5.65	0.44
	29/06/2010	Nil	1.27	70	3.7	4.68	0.92
	29/06/2010	Nil	1.27	70	5.0	4.95	0.95
	5/10/2010	Nil	1.11	60	3.4	4.77	0.69
	5/10/2010	Nil	1.11	60	2.9	4.83	0.63
	22/12/2011	Nil	0.998	70	3.2	3.03	0.54
	22/12/2011	Nil	0.998	70	2.8	3.01	0.43
(c) Deferred bonus plan
	29/06/2010	Nil	1.27	70	3.7	4.68	0.92
	29/06/2010	Nil	1.27	70	5.0	4.95	0.95
	5/10/2010	Nil	1.11	60	3.4	4.77	0.69
	5/10/2010	Nil	1.11	60	2.9	4.83	0.63
	22/12/2011	Nil	0.998	70	3.2	3.03	0.54
	22/12/2011	Nil	0.998	70	2.8	3.01	0.43

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Each of the inputs to the Monte Carlo model is discussed below.

Total Shareholder Return Targets

Table 1
2012
Absolute share price measure				Relative share price measurement		Total rights allocated
	Annual growth %	Vesting %	Share price target	Vesting %	Relative index score
			2014		2014
Threshold	8	25	$1.257	25	≥50%
Target	10	50	$1.327	50	≥58%
Stretch	16	100	$1.557	100	≥75%

Total rights allocated on absolute share price measure			761,573	Total rights allocated under relative performance measure	190,394	951,967

2011
Absolute share price measure				Relative share price measurement		Total rights allocated
	Annual growth %	Vesting %	Share price target	Vesting %	Relative index score
			2013		2013
Threshold	8	25	$1.40	25	≥50%
Target	10	50	$1.48	50	≥58%
Stretch	16	100	$1.73	100	≥75%

Total rights allocated on absolute share price measure			676,216	Total rights allocated under relative performance measure	169,053	845,269

2010
Absolute share price measure				Relative share price measurement		Total rights allocated
	Annual growth %	Vesting %	Share price target	Vesting %	Relative index score
			2012		2012
Threshold	8	25	$1.60	25	≥50%
Target	10	50	$1.69	50	≥58%
Stretch	16	100	$1.98	100	≥75%

Total rights allocated on absolute share price measure			451,956	Total rights allocated under relative performance measure	112,990	564,946

Share price at valuation date

The fair value of the Equity retention incentive plan is determined as the share price at allocation date. The fair value of the TSR equity incentive plan has been determined by using a Monte-Carlo simulation with inputs including the period of the award, the conditions of the award, the share price at allocation date, volatility, interest rates and dividend yield.

Volatility

We applied volatility having regard to the historical price change of our shares in the form of available from the ASX.

Time to Expiry

All options granted under our share option plan have a maximum five (5) year term and are non-transferable.

Risk free rate

The risk free rate which we applied is equivalent to the yield on an Australian government bond with a time to expiry approximately equal to the expected time to expiry on the options being valued.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Activity

Stock option activity during the current period is as follows:

	Number of shares	Weighted average share price at exercise date
		A$
Balance at June 30, 2010	4,898,548
Granted	1,322,747
Exercised	(1,394,548)	1.01
Lapsed	—

Balance at June 30, 2011	4,826,747
Granted	2,334,825
Exercised	(932,760)	0.84
Transfer from Treasury Shares	(45,959)	0.84
Lapsed	—

Balance at June 30, 2012	6,182,853

At June 30, 2012, the number of options exercisable was 94,222 (2011: 675,286 and 2010: 1,401,754). At June 30, 2012, total stock compensation expense recognized in income statement was $837,137 (2011: $522,079 and 2010: $788,006).

The table below sets forth the number of employee stock options exercised and the number of shares issued each year.

Period Ending	Number of Options Exercised and Corresponding Number of Shares Issued	Weighted Average Exercise Price	Proceeds Received
		US$	US$
2010	454,469
2011	1,394,548	Nil	Nil
2012	932,760	Nil	Nil

Total	2,781,777	Nil	Nil

As of June 30, 2012, there was $1,299,796 of unrecognized compensation expense related to unvested share-based compensation arrangements under the Biota Employee Option Plan. This expense is expected to be recognized as follows:

Fiscal Year	US$’000
2013	1,300

The aggregate intrinsic value for all options outstanding as at June 30, 2012 was $3,695,793.

Status of options

On approval of the merger with Nabi Biopharmaceuticals by the Supreme Court of Victoria, all options under the Plan vested on 9 November 2012 and the related expense (as shown above) was recognised in full due to the acceleration of vesting. Further details of the merger are provided at note 16.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(6)	Financial Instruments

Financial Assets

	Years Ended June 30,
	2012	2011
	US$’000	US$’000
Financial assets:
Cash and cash equivalents	53,790	74,177
Accounts receivable	5,966	2,694

Total financial assets	59,756	76,871

Financial liabilities:
Accounts payable	2,851	2,582

Total financial liabilities	2,851	2,582

Net financial assets	56,905	74,289

The carrying value of the cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of their short-term nature.

We regularly review all our financial assets for impairment. There were no impairments recognized in 2012, 2011 and 2010.

(7)	Property, Plant and Equipment

	As of June 30,
	2012	2011
	US$’000	US$’000
Plant and equipment	6,973	6,830
Leasehold improvements	7,009	6,894

	13,982	13,724
Accumulated depreciation	(9,038)	(7,942)

Property, plant & equipment, net	4,944	5,782

Depreciation expense was $1,759,526, $1,720,572 and $1,256,530 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

(8)	Intangible Assets

	As of June 30,
	2012	2011
	US$’000	US$’000
Royalty prepayment	13,981	14,581
Computer software	1,621	1,616

	15,602	16,197
Accumulated depreciation	(13,798)	(13,049)

Intangible assets, net	1,804	3,148

Depreciation expense was $1,330,681, $1,267,240 and $4,284,095 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

(9)	Accrued Expenses

Accrued expenses consist of the following:

	As of June 30,
	2012	2011
	US$’000	US$’000
Legal, tax and accounting fees	871	127
Salary and related costs	125	138
Research and development materials and services	2,560	1,486

	3,556	1,751

(10)	Stockholders’ Equity — Common Stock

Holders of common stock are generally entitled to one vote per share held on all matters submitted to a vote of the holders of common stock. At any meeting of the shareholders, the presence, of three shareholders constitutes a quorum for its meeting. Except where a greater percentage is required by the Company’s Constitution, the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote at the meeting shall be sufficient to pass a resolution. Holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and the common stock does not have pre-emptive rights.

(11)	Retirement Benefits

The Company contributes to standard defined contributions superannuation funds on behalf of all employees at an amount up to nine per cent of employee salary. The Company permits employees to choose the superannuation fund into which the contributions are paid, provided the fund is appropriately registered.

The Biota Group contributed $1,088,778, $1,032,884 and $730,407 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

(12)	Net Profit/(Loss) per Share

Basic net profit/(loss) per ordinary share was computed by dividing the net profit/(loss) applicable to common stock by the weighted-average number of common stock outstanding during the period. Options granted to employees under the Biota Employee Option Plan are considered to be potential ordinary shares for the purpose of calculating diluted net profit/(loss) per share. However, all these were not included in the calculation of diluted net profit/(loss) per share in the year when the Group made a net loss as the effect of including them is anti-dilutive.

	Years Ended June 30,
	2012	2011	2010
Weighted average shares used as denominator in calculating:	181,775,444	180,610,151	177,506,986
Basic net (loss)/profit per share	(10.6) cents	(14.0) cents	6.7 cents

Diluted net (loss)/profit per share	(10.6) cents	(14.0) cents	6.7 cents

(13)	Guarantees and Indemnifications

The Constitution of the Company provides that the Company will indemnify officers and directors and former officers and directors in certain circumstances, including for expenses, judgments, fines and settlement amounts incurred by them in connection with their services as an officer or director of the Company or its subsidiaries, provided that such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

In addition to the indemnities provided in the Constitution, the Company has entered into indemnification agreements with each of its directors. Subject to the relevant limitations imposed by applicable law, the indemnification agreements, among other things:

•

indemnify the relevant officers and directors for certain expenses, judgments, fines and settlement amounts incurred by them in connection with their services as an officer or director of the Company or its subsidiaries; and

•

require the Company to make a good faith determination whether or not it is practicable to maintain liability insurance for officers and directors or to ensure the Company’s performance of its indemnification obligations under the agreements.

The Company maintains directors’ and officers’ liability insurance providing for the indemnification of our directors and certain of our officers against certain liabilities incurred as a director or officer, including costs and expenses associated in defending legal proceedings. In accordance with the terms of the insurance policy and commercial practice, the amount of the premium is not disclosed.

No liability has arisen under these indemnities as at June 30, 2012.

(14)	Segments

We review our business from a divisional perspective (ie Research, Product Development and Corporate) and on a project basis. All projects are anti-infective drug discovery and clinical development activities and so represent one (1) reportable business segment. The Group operates globally in developing its projects and has laboratories in Australia and England.

The business segment information provided to the strategic steering committee for the reportable segments for the last three (3) financial years is set out in the table below:

Divisions	Research	Product Development	Corporate	Intersegment elimination	Total
	2012 US$’000	2012 US$’000	2012 US$’000	2012 US$’000	2012 US$’000
External revenue	481	11,111	8,842	—	20,433
Intersegment revenue	—	—	4,993	(4,993)	—

Total segment revenue	481	11,111	13,835	(4,993)	20,433

EBITDA	(14,614)	(6,051)	1,361	—	(19,304)

Depreciation & amortisation	1,668	54	1,368	—	3,090

Divisions	Research	Product Development	Corporate	Intersegment elimination	Total
	2011 US$’000	2011 US$’000	2011 US$’000	2011 US$’000	2011 US$’000
External revenue	273	2,786	9,458	—	12,517
Intersegment revenue	5,885	—	4,449	(10,334)	—

Total segment revenue	6,158	2,786	13,907	(10,334)	12,517

EBITDA	(21,075)	(14,244)	8,487	(96)	(26,928)

Depreciation & amortisation	1,661	8	1,319	—	2,988

Divisions	Research	Product Development	Corporate	Intersegment elimination	Total
	2010 US$’000	2010 US$’000	2010 US$’000	2010 US$’000	2010 US$’000
External revenue	575	3,545	56,675	—	60,795
Intersegment revenue	675	—	975	(1,650)	—

Total segment revenue	1,250	3,545	57,650	(1,650)	60,795

EBITDA	(28,393)	(6,491)	53,240	—	18,356

Depreciation & amortisation	1,318	8	3,550	—	4,866

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Reconciliation of EBITDA to reported loss from continuing operations

	Years Ended June 30,
	2012 US$’000	2011 US$’000	2010 US$’000
EBITDA	(19,304)	(26,928)	18,356
Interest revenue	3,166	4,365	2,216
Depreciation	(1,760)	(2,090)	(1,265)
Amortisation	(1,330)	(898)	(3,600)
Share expenses	(517)	(595)	(484)

Loss before income tax from continuing operations	(19,745)	(26,146)	15,223

Whilst the Group advances its programs globally, it has assets in two (2) geographical locations. The following table sets out the location of the Group’s non-current assets:

	Australia		England		Total
	2012 US$’000	2011 US$’000	2012 US$’000	2011 US$’000	2012 US$’000	2011 US$’000
Non current assets	7,977	9,670	190	267	8,167	9,937

(15)	Deed of Cross Guarantee

Biota Holdings Limited and its wholly owned subsidiary, Biota Scientific Management Pty Ltd, are parties to a deed of cross guarantee under which each company guarantees the debts of the other. By entering into the deed, the wholly-owned entity has been relieved from the requirements to prepare a financial report and directors’ report under Class Order 98/1418 (as amended) issued by the Australian Securities and Investments Commission.

The above companies represent a “Closed Group” for the purposes of the Class Order, and as there are no other parties to the Deed of Cross Guarantee that are controlled by Biota Holdings Limited., they also represent the “Extended Closed Group”.

The consolidated financial statements presented within this report comprise that of Biota Holdings Limited and its wholly owned subsidiary, Biota Scientific Management Pty Ltd. These two entities also represent the “Closed Group” and the “Extended Closed Group”.

(16)	Events subsequent to balance date

Merger with Nabi

On 9 November 2012, the Company completed the merger with Nabi Biopharmaceuticals, Inc (Nabi). As a result Biota Holdings Limited delisted from the Australian Stock Exchange (ASX:BTA) and listed on NASDAQ as Biota Pharmaceuticals, Inc. (NASDAQ:BOTA).

On merger, former Biota Holdings Limited shareholders retained approximately 83% of the combined entity, while former Nabi shareholders retained approximately 17% of Biota Pharmaceuticals, Inc. in return for the US$27 million cash that was the sole asset of Nabi on the date of the transaction. Nabi’s main product NicVAX® suffered a significant setback in 2011 when it did not achieve the primary endpoint in two Phase III efficacy trials. Given this, the combined company’s operations going forward will be materially represented by the Biota operations.

The merger will be accounted for as a ‘reverse merger’ and Biota Holdings Limited is the accounting acquirer with Nabi Biopharmaceuticals being treated as the acquired company for future financial reporting purposes, given that former Biota Holdings Limited shareholders hold a majority of the ongoing voting interest in Biota Pharmaceuticals Inc. In addition members of the new Board and management will be principally drawn from the Biota Holdings Limited business and the majority of the ongoing business will be related to Biota Holdings Limited business.

Biota Holdings Limited.

Notes to Consolidated Financial Statements

(for the years ended June 30, 2010, 2011 and 2012)

Total transaction costs incurred, or which are expected to be incurred by Biota in relation to the implementation of the Merger, are estimated at $6.3 million, including adviser, investment banking, legal, accounting and various other related costs. A number of these costs are contingent on the successful completion of the transaction, and these costs will be recognised in the financial statements for the quarter ended December 31, 2012. As of June 30, 2012, $1.9 million of these costs have been expensed in the accompanying financial statements.

Collection of contingent asset

An application for a claim of $4.2 million was made by Biota under the Australian Government’s Research and Development tax incentive (‘Offset”) when Biota submitted its 2012 tax return. As this was the first year of the Offset, Biota viewed it is appropriate to understand how the offset will be administered by the Australian Taxation Office and AusIndustry before recognition in the financial statements and concluded that this amount represented a contingent asset at balance date. Biota subsequently received this claim on November 7, 2012 and will recognise this in the income statement in the quarter ending December 31, 2012.

Biota Holdings Limited.

Schedule i – Validation and Qualifying Accounts and Reserves from Total Operations

(for the years ended June 30, 2010, 2011 and 2012)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Charged to Other Accounts*	Deductions Charged to Costs and Expenses	Balance at end of Period
	US$’000	US$’000	US$’000	US$’000	US$’000
Year ended June 30, 2010
Deferred income tax valuation allowance	9,687	3,681	(1,648)	(4,618)	10,398
Year ended June 30, 2011
Deferred income tax valuation allowance	10,398	9,780	3,339	—	23,517
Year ended June 30, 2012
Deferred income tax valuation allowance	23,517	2,764	(5,160)	—	21,121

*	Amounts charged to other accounts represent movements recognised in the Foreign Currency Translation Reserve due to the translation of balance from AUD and GBP.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Biota Holdings Limited.

Independent Auditor’s report to the members of Biota Holdings Limited

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Biota Holdings Limited and its subsidiaries at 30 June 2012 and 30 June 2011, and the results of their operations and their cash flows for each of the three years in the period ended 30 June 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers

Melbourne, Australia

22 January 2013

PricewaterhouseCoopers,	ABN 52 780 433 757

Freshwater Place, 2 Southbank Boulevard, SOUTHBANK VIC 3006

GPO Box 1331, Melbourne, VIC 3006; DX77

T: +61 3 8603 1000, F: +61 3 8603 1999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.